SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549



                             FORM 8-K
                          CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15 (D)
              OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):
                         March 30, 1998


                   NORFOLK SOUTHERN CORPORATION
      (Exact name of Registrant as specified in its charter)



         Virginia             1-8339            52-1188014
(State of Incorporation)(Commission File No.) (IRS Employer
                                            Identification No.)



                     Three Commercial Place
                  Norfolk, Virginia  23510-2191
            (Address of principal executive offices)




                         (757) 629-2816
                (Registrant's telephone number)




                           No Change
 (Former name or former address, if changed since last report)



ITEM 5.    OTHER EVENTS.

On March 30, 1998, Norfolk Southern Corporation (NS) announced the closing effective March 28, 1998, of its sale of North American Van Lines, Inc. (NAVL) to an affiliate of Clayton, Dubilier & Rice Inc. (CD&R). Under the terms of the Stock Purchase Agreement, NS sold all of the outstanding common shares of NAVL, a Delaware corporation, to NA Acquisition Corporation, a Delaware corporation formed by CD&R, for an aggregate purchase price of $200 million in cash. The purchase price is subject to adjustment upward or downward based on NAVL's net working capital at the time of closing. Management does not expect this adjustment to be significant.

A copy of the press release issued by NS concerning the sale of the common stock of NAVL to CD&R is filed as Exhibit 99 to Item
5.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 30, 1998


                         NORFOLK SOUTHERN CORPORATION
                              (Registrant)

                         By: /s/ Dezora M. Martin
                             Dezora M. Martin
                             Corporate Secretary